                                   EXHIBIT 12


                                     COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES AND PREFERRED DIVIDENDS COMBINED



                                                       AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                        FOR THE FIVE YEARS ENDED JUNE 30, 1996
                                                                  (THOUSANDS OF DOLLARS)

                                                1996         1995          1994         1993         1992
                                            -----------   ----------   -----------   ----------   -----------

Margins before income taxes and
member refunds............................  $   19,299    $  (6,350)   $    4,908    $  18,818    $  (50,549)

Fixed charges - Interest..................      63,721       56,507        49,849       49,128        52,835
              - Rentals...................       3,004        2,789         2,298        2,610         2,591
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges.......................      66,725       59,296        52,147       51,738        55,426
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net margins......................  $   86,024    $  52,946    $   57,055    $  70,556    $    4,877
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net margins to total
fixed charges.............................         1.3       (a)              1.1          1.4        (a)
                                            ===========   ==========   ===========   ==========   ===========

Deficiency of adjusted net margins to
total fixed charges.......................       N/D      $   6,350         N/D          N/D      $   50,549
                                            ===========   ==========   ===========   ==========   ===========


Fixed charges and preferred
  dividends combined:
Preferred dividend factor:
   Preferred dividend requirements........  $    4,255    $   4,654    $    4,909    $   4,130    $    4,723
   Ratio of pre-tax margins to
   after-tax margins*.....................       52.1%        74.4%         14.2%       136.7%        111.8%
   Preferred dividend factor on
   pre-tax basis..........................       8,167        6,255        34,570        3,021         4,225

Total fixed charges (above)...............      66,725       59,296        52,147       51,738        55,426
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred dividends
combined..................................  $   74,892    $  65,551    $   86,717    $  54,759    $   59,651
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**................................         1.1       (b)           (b)             1.3        (b)
                                            ===========   ==========   ===========   ==========   ===========

Deficiency of adjusted net margins to
fixed charges and preferred dividends
combined..................................       N/D      $  12,605    $   29,662        N/D      $   54,774
                                            ===========   ==========   ===========   ==========   ===========


* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.


                     COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES AND PREFERRED DIVIDENDS COMBINED

                                                              AGWAY INC. (PARENT)
                                                   FOR THE FIVE YEARS ENDED JUNE 30, 1996            PRO FORMA
                                                           (THOUSANDS OF DOLLARS)                    JUNE 1996
                                        -----------------------------------------------------  ----------------------
                                          1996        1995        1994        1993       1992       ADJMTS        ADJUSTED
                                        ---------   ---------   ---------   ---------  ---------   ---------      --------
Margins before income taxes and
member refunds.......................   $  24,106   $   4,600   $ (17,330)  $   4,501  $ (51,202)  $  (3,022)(c)  $ 21,084

Fixed charges - Interest.............       7,156       5,874      14,985       8,282     11,940       3,022 (c)    10,178
              - Rentals..............       1,506       1,960       1,183         755        662           0         1,506
                                        ---------   ---------   ---------   ---------  ---------   ---------      ---------
Total fixed charges..................       8,662       7,834      16,168       9,037     12,602       3,022        11,684
                                        ---------   ---------   ---------   ---------  ---------   ---------      ---------
Adjusted net margins.................   $  32,768   $  12,434   $  (1,162)  $  13,538  $ (38,600)  $       0      $ 32,768
                                        =========   =========   =========   =========  =========   =========      =========

Ratio of adjusted net margins to total
fixed charges........................         3.8        1.6      (a)            1.5     (a)                          2.8
                                        =========   =========   =========   =========  =========                  =========

Deficiency of adjusted net margins to
total fixed charges..................      N/D        N/D       $  17,330      N/D     $  51,202                     N/D
                                        =========   =========   =========   =========  =========                  =========

Fixed charges and preferred
  dividends combined:
Preferred dividend factor:
      Preferred dividend requirements   $   4,255   $   4,654   $   4,909   $   4,130  $   4,724   $     (83)(d)  $  4,172
       Ratio of pre-tax margins to
       after-tax margins*............       90.9%     (291.2%)     214.5%      404.4%     108.4%       90.9%         90.9%
       Preferred dividend factor on..
       pre-tax basis.................       4,681      (1,598)      2,289       1,021      4,357         (91)        4,590
Total fixed charges (above)..........       8,662       7,834      16,168       9,037     12,602       3,022        11,684
                                        ---------   ---------   ---------   ---------  ---------   ---------      ---------
Fixed charges and preferred dividends
combined.............................   $  13,343   $   6,236   $  18,457   $  10,058  $  16,959   $   2,931      $ 16,274
                                        =========   =========   =========   =========  =========   =========      =========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**...........................        2.5         2.0       (b)          1.3       (b)                          2.0
                                        =========   =========   =========   =========  =========                  =========

Deficiency of adjusted net margins to
fixed charges and preferred dividends      N/D         N/D      $  19,619      N/D     $  55,559                     N/D
                                        =========   =========   =========   =========  =========                  =========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
** Represents adjusted net margin divided by fixed charges and preferred dividends combined.
N/D    No deficiency.
(a)    Adjusted net margins are inadequate to cover total fixed charges.
(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.
(c) Represents change in annual interest. Calculated by adding interest on certificates and debentures offered hereby and subtracting interest on debentures redeemed and long-term debt repaid (see "Use of Proceeds" section of Prospectus). Calculation as follows (in 000's):

Debt Offered:                           Amount (000) Rate           Extended
                                        ------------ ----         ----------
   Money Market Certificates            $     2,500  x 6.25%   =  $      156
                                              2,500  x 6.75%   =         169
                                             10,000  x 6.50%   =         650
                                             15,000  x 7.00%   =       1,050
                                             15,000  x 7.25%   =       1,088
                                             15,000  x 7.50%   =       1,125
   Reinvestment Option                       19,115  x (e)     =       1,564
                                        -----------               ----------
                                        $    79,115               $    5,802
                                        ===========               ==========
Less:  Debt Repaid
   Debentures                           $     1,500    8.50%**    $     (128)
   Certificates:                              2,377    6.50%             (52)
                                                429    6.00%              (9)
                                              8,911    5.50%            (163)
                                              2,322    5.50%             (43)
                                                603    5.00%             (10)
                                             25,000    9.50%          (2,375)
                                        -----------               ----------
                                        $    41,142               $   (2,780)
                                        ===========               =============

(d) Represents the change in preferred stock dividend requirements as a result of the current offering [$12 ($200 x 6%) + 80 ($l,000 x 8%)] less anticipated redemptions of $(175), ($2,500 x 7.02%, the weighted average rate paid on preferred stock during the year ended June 30, 1996).
(e)    Various rates ranging from 4.5% to 9.5%.